EXHIBIT 10.2
FORM OF NON-EMPLOYEE COMMITTEE MEMBER NONQUALIFIED
STOCK OPTION AGREEMENT
NON-EMPLOYEE DIRECTOR
NONQUALIFIED STOCK OPTION AGREEMENT
                    , Optionee:
     Questcor Pharmaceuticals, Inc. (the “Company”), pursuant to its 2004 Non-Employee Directors’ Equity Incentive Plan (the “Plan”) has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company (“Common Stock”). This option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Plan.
     The details of your option are as follows:
     1.     The total number of shares of Common Stock subject to this option is                     . Subject to the limitations contained herein, this option shall become exercisable be exercisable in full beginning                      (the grant date).
     2.     (a)     The exercise price of this option is $                     per share.
             (b)     Payment of the exercise price per share is due upon exercise of all or any part of each installment which has become exercisable by you in one of the following methods: (i) in cash (including check and including cash (or check) delivered pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock); (ii) payment by delivery of shares of Common Stock of the Company that have been owned by the optionee for at least six (6) months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price; or (3) payment by a combination of the methods of payment specified in (i) and (ii).
     3.     The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100) except that with respect to the final exercise of this option this paragraph 3 shall not apply.
     4.     Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the “Act”) or, if such shares are not then so registered, the

Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.
     5.     The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on                      (the “Expiration Date”) (which date shall be no more than ten (10) years from the date this option is granted). The term of this option may terminate sooner than the Expiration Date if your service as a Director, Employee or Consultant terminates for any reason. In the event of such termination of service, this option shall terminate on the earlier of (1) the Expiration Date or (2) ninety (90) days following the date of termination of service (unless you die within such ninety (90) day period, in which case the period described in this clause (2) shall be twelve (12) months from your date of death); provided, however, that if such termination of service is due to your death or Disability, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of such termination.
             Notwithstanding the foregoing, this option may be exercised following termination of your services as a Director, Employee or Consultant only as to that number of shares as to which it was exercisable on the date of termination of such services under the provisions of paragraph 1 of this option.
     6.     (a)     This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, and with such additional documents as the Company may then require pursuant to Section 4.2 of the Plan.
             (b)     By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.
     7.     This option is not transferable, except (i) by will or by the laws of descent and distribution, or (ii) subject to the consent of the Administrator, pursuant to a DRO and is exercisable during your life only by you unless it has been disposed of with the consent of the Administrator pursuant to a DRO. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.
     8.     This option is not a services contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue as a Director, Employee or Consultant of the Company, or of the Company to continue your directorship or employment with the Company.
     9.     Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.
     10.     This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.
Date of Grant:____________________.

Very truly yours, Questcor Pharmaceuticals, Incorporated
By:
Duly authorized on behalf of the
Board of Directors

     The undersigned acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan. The undersigned hereby accepts this option subject to all of the terms and provisions hereof and agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this option.

NONE
(Initial)

OTHER

Optionee
Address:

Tax I.D. #

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